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                                                           EXHIBIT 26(H)(24)(V)

                    SECOND AMENDMENT TO BUSINESS AGREEMENT

       This Second Amendment, effective as of May 1, 2014, further amends the Business Agreement (the "Agreement") dated the 7th day of January, 2011, by and among Minnesota Life Insurance Company ("Insurance Company"); Securian Financial Services, Inc. (the "Distributor"); American Funds Distributors, Inc. ("AFD"), and Capital Research and Management Company ("CRMC"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

       WHEREAS, the parties desire to amend the Agreement to eliminate the marketing expense allowance;

       NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, Distributor, AFD and CRMC hereby agree as follows:

    1. Provision 1 (h) of the Agreement is hereby deleted and replaced with the following:

       "Insurance Company agrees to provide information (in writing) to AFD and CRMC on a monthly basis, regarding the gross sales of each Fund offered as an underlying investment under the Contracts."

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

MINNESOTA LIFE INSURANCE COMPANY (ON
BEHALF OF ITSELF AND EACH ACCOUNT)       AMERICAN FUNDS DISTRIBUTORS, INC.

By:     /s/ Bruce P. Shay                By:     /s/ Timothy W. McHale
        ----------------------------             ------------------------------
Name:   Bruce P. Shay                    Name:   Timothy W. McHale
Title:  Executive Vice President         Title:  Secretary

SECURIAN FINANCIAL SERVICES, INC.        CAPITAL RESEARCH AND MANAGEMENT
                                         COMPANY

By:     /s/ George I. Connolly           By:     /s/ Michael J. Downer
        -----------------------------            ------------------------------
Name:   George I. Connolly               Name:   Michael J. Downer
Title:                                           Sr. Vice President and
        President & CEO                  Title:  Secretary